Exhibit 5.4

[LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]

August 21, 2013

Roadway Next Day Corporation

USF Glen Moore Inc.

New Penn Motor Express, Inc.

c/o YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Re:	Registration Statement on Form S-3 (File No. 333-190079)

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Roadway Next Day Corporation, a Pennsylvania corporation, USF Glen Moore Inc., a Pennsylvania corporation, and New Penn Motor Express, Inc., a Pennsylvania corporation (collectively, the “Pennsylvania Guarantors”), in connection with the preparation of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) (Registration No. 333-190079) originally filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2013, under the Securities Act of 1933, as amended (the “Securities Act”), by YRC Worldwide Inc. (the “Company”), the Pennsylvania Guarantors and the other guarantors named therein (collectively, the “Guarantors”).

The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of up to $350,000,000 in aggregate offering price of: (i) debt securities of the Company (the “Debt Securities”); (ii) guarantees of the Debt Securities by some or all of the Guarantors (the “Guarantees”); (iii) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (iv) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”); (v) depositary shares representing fractional interests in Debt Securities and shares of Common Stock or Preferred Stock evidenced by depositary receipts of the Company (the “Depositary Shares”); (vi) warrants to purchase debt or equity securities of the Company (the “Warrants”); (vii) purchase contracts to purchase debt or equity securities of the Company (the “Purchase Contracts”); (viii) units consisting of one or more of the foregoing securities (the “Units”); and (ix) subscription rights to purchase Common Stock or other securities of the Company (the “Subscription Rights” and together with the Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts and the Units, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount to be registered pursuant to Rule 462(b) of the Rules.

Roadway Next Day Corporation

USF Glen Moore Inc.

New Penn Motor Express, Inc.

August 21, 2013

You have advised us that: (i) Senior Debt Securities will be issued under a senior indenture (the “Senior Indenture”) between the Company and a trustee named therein (the “Trustee”). Subordinated Debt Securities will be issued under a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company and the Trustee; (ii) the Depositary Shares will be issued under deposit agreements (the “Deposit Agreements”), to be entered into between the Company and a bank or trust company (the “Depositary”); (iii) the Warrants will be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent”); (iv) the Purchase Contracts will be issued under one or more purchase contract agreements (the “Purchase Contract Agreements”), to be entered into between the Company and an agent (the “Purchase Contract Agent”); and (v) the Subscription Rights will be issued under one or more subscription rights agreements (the “Subscription Right Agreements”), to be entered into between the Company and a bank or trust company as rights agent (the “Rights Agent”).

In connection with the registration of the offering of the Securities by the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Pennsylvania Guarantors, (ii) minutes and records of the corporate proceedings of the Pennsylvania Guarantors, (iii) the Registration Statement and the exhibits thereto, (iv) unexecuted copies of the Purchase Contracts, Deposit Agreements, Warrant Agreements, Purchase Contract Agreements and Subscription Rights Agreements, (v) unexecuted copies of the Indentures and Guarantees, and (vi) such other documents and records, and other instruments as we have deemed appropriate for purposes of the opinions set forth here.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Pennsylvania Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Pennsylvania Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied without investigation upon statements and representations of officers and other representatives of the Company, the Pennsylvania Guarantors and others.

Roadway Next Day Corporation

USF Glen Moore Inc.

New Penn Motor Express, Inc.

August 21, 2013

We have also assumed that:

(i) the Registration Statement will be effective at the time the Securities are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby to the extent necessary;

(iii) all Securities will be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement;

(iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate prospectus supplement and, as applicable, the appropriate Indenture, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement or Subscription Rights Agreement; and

(v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Securities to be offered and sold in the manner stated in the prospectus included in the Registration Statement or any applicable prospectus supplement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations and qualifications set forth below, we are of the opinion that:

1.	Each Pennsylvania Guarantor is a corporation validly existing and presently subsisting under the laws of the Commonwealth of Pennsylvania.

2.	Each Pennsylvania Guarantor has the corporate power and authority under its articles of incorporation and bylaws to enter into and perform its obligations under the Indentures and the Guarantees.

3.	No consent, waiver, approval, authorization or order of any governmental authority of the Commonwealth of Pennsylvania is required in connection with the execution and delivery by the Pennsylvania Guarantors of the Indentures and the Guarantees.

4.	The execution and delivery of the Indentures by each Pennsylvania Guarantor and the performance by each Pennsylvania Guarantor of its obligations thereunder (including with respect to the Guarantees) do not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the articles of incorporation or bylaws of such Pennsylvania Guarantor or (ii) any law of the Commonwealth of Pennsylvania or any rule or regulation thereunder.

Roadway Next Day Corporation

USF Glen Moore Inc.

New Penn Motor Express, Inc.

August 21, 2013

Our opinions expressed above are subject to the following limitations, exceptions, assumptions and qualifications:

A.	We express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; (iv) any laws except the laws of the Commonwealth of Pennsylvania and the Commonwealth of Pennsylvania case law decided thereunder; and (v) the “Blue Sky” laws and regulations of the Commonwealth of Pennsylvania or any other state.

B.	For purposes of our opinion in paragraph 1 hereof as to the valid existence and subsistence of the Pennsylvania Guarantors, we have relied solely upon subsistence certificates issued by the appropriate authorities in the Commonwealth of Pennsylvania on July 22, 2013.

C.	For purposes of the opinions set forth above, we have assumed that each of the documents, including, without limitation, the Indentures and the Guarantees, that will be executed and delivered in consummation of the transactions described above are or will be identical in all material and relevant respects to the copies of such documents that we have examined in rendering the opinions expressed above and on which such opinions are based.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be sold from time to time as contemplated by the Registration Statement, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation or responsibility to revise, update or supplement this opinion as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter should the present laws of the Commonwealth of Pennsylvania be changed by legislative action, judicial decision or otherwise or from the discovery, subsequent to the date hereof, of information not previously known to us pertaining to the events occurring prior to such date.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Company, dated the date hereof and filed with the Registration Statement, to the same extent as if it were an addressee hereof.

Roadway Next Day Corporation

USF Glen Moore Inc.

New Penn Motor Express, Inc.

August 21, 2013

We hereby consent to the filing of this opinion with the commission as Exhibit 5.4 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement with respect to the laws of the Commonwealth of Pennsylvania. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP